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                               AMENDMENT NO. 2 TO
                          AGREEMENT AND PLAN OF MERGER



                 This Amendment No. 2, dated as of August 4, 1994 (this "Amendment"), to a certain Agreement and Plan of Merger, dated as of January 27, 1994, as amended by Amendment No. 1 thereto as of March 30, 1994 (as heretofore so amended, the "Merger Agreement"), by and among Tele-Communications, Inc., a Delaware corporation ("TCI"), Liberty Media Corporation, a Delaware corporation, TCI/Liberty Holding Company, a Delaware corporation jointly owned by TCI and Liberty ("TCI/Liberty"), TCI Mergerco, Inc., a Delaware corporation and a wholly owned subsidiary of TCI/Liberty ("TCI Mergerco"), and Liberty Mergerco, Inc., a Delaware corporation and a wholly owned subsidiary of TCI/Liberty, is entered into by and among the parties to the Merger Agreement. All capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                 WHEREAS, the parties to the Merger Agreement wish to amend certain provisions of the Merger Agreement relating to (i) the certificate of incorporation of TCI Surviving Corporation immediately after the Effective Time, (ii) the conversion ratio of TCI Mergerco common stock into shares of TCI Surviving Corporation common stock and (iii) the Restated Certificate of Incorporation of TCI/Liberty.

                 NOW, THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereto agree as follows:

                 1. The first sentence of Section 1.5(a) of the Merger Agreement is hereby amended to read in its entirety as follows:

                          "The Restated Certificate of Incorporation of TCI, as in effect immediately prior to the Effective Time, shall, by virtue of the TCI Merger, be the Certificate of Incorporation of TCI Surviving Corporation from and after the Effective Time, until thereafter amended as provided by law."
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                 2.       Section 2.1(g) of the Merger Agreement is hereby
                          amended to read in its entirety as follows:

                          "(g) TCI Mergerco Stock. Each share of common stock, par value $1.00 per share, of TCI Mergerco issued and outstanding immediately prior to the Effective Time shall be converted into (i) 40,613,094.2 shares of Class A Common Stock, par value $1.00 per share, of TCI Surviving Corporation and (ii) 4,725,878.7 shares of Class B Common Stock, par value $1.00 per share, of TCI Surviving Corporation, and each certificate evidencing ownership of shares of TCI Mergerco common stock shall from and after the Effective Time evidence ownership of the number of shares of Class A Common Stock and Class B Common Stock of TCI Surviving Corporation determined as set forth in this
                          Section 2.1(g)."

                 3. Exhibit A to the Merger Agreement is hereby amended to read in its entirety as set forth in Annex 1 to this Amendment.

                 4. Exhibit C to the Merger Agreement is hereby deleted, and all references thereto in the Merger Agreement are hereby deleted.

                 5. Except as specifically amended hereby, the terms and provisions of the Merger Agreement shall remain in full force and effect.

                 6. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                 7. This Amendment and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.
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                 IN WITNESS WHEREOF, the parties hereto have executed this
Amendment No. 2 to the Merger Agreement as of the date first above written.

                                             TELE-COMMUNICATIONS, INC.


Attest:                                      By:  /s/ STEPHEN M. BRETT
/s/ BRENDAN R. CLOUSTON                         Its: Senior Vice President



                                             LIBERTY MEDIA CORPORATION


Attest:                                      By:  /s/ PETER R. BARTON
 /s/ VIVIAN J. CARR                             Its: President

                                             TCI/LIBERTY HOLDING COMPANY


Attest:                                      By:  /s/ STEPHEN M. BRETT
/s/ BRENDAN R. CLOUSTON                         Its: Executive Vice President



                                             TCI MERGERCO, INC.


Attest:                                      By:  /s/ STEPHEN M. BRETT
/s/ BRENDAN R. CLOUSTON                         Its:  Vice President



                                             LIBERTY MERGERCO, INC.


Attest:                                      By:  /s/ JOHN DRAPER
 /s/ VIVIAN J. CARR                             Its: Vice President